SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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                                                   by Rule 14a-6(e)(2))
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[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                STEELCLOUD, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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

                                STEELCLOUD, INC.
                             14040 PARK CENTER ROAD
                             HERNDON, VIRGINIA 20171

Dear Shareholder:

You are cordially invited to attend the annual meeting of the shareholders of SteelCloud, Inc., a Virginia corporation (the "Company") to be held at 10:00 a.m. on May 12, 2005 (the "Annual Meeting"), at its principal executive offices located at 14040 Park Center Road, Herndon, Virginia. A Notice of Annual Meeting of Shareholders, Proxy Statement and proxy card are enclosed for your review. All holders of shares of common stock of the Company as of the close of business on March 17, 2004 (the record date), are entitled to notice of, and to vote at, the Annual Meeting.

The business of the Annual Meeting is to: (i) elect one person to serve as a Class I director of the Company for a term of three years; (ii) approve the appointment of Grant Thornton LLP as independent accountants of the Company for the fiscal year ending October 31, 2005, and (iii) consider and transact such other business as may properly and lawfully come before the Annual Meeting.

While shareholders may exercise their right to vote their shares in person, we recognize that many shareholders may not be able to attend the Annual Meeting. Accordingly, we have enclosed a proxy which will enable you to vote your shares on the issues to be considered at the Annual Meeting even if you are unable to attend. All you need to do is mark the proxy to indicate your vote, date and sign the proxy, and return it in the enclosed postage-paid envelope as soon as conveniently possible. If you desire to vote in accordance with management's recommendations, you need not mark your votes on the proxy but need only sign, date and return the proxy in the enclosed postage-paid envelope in order to record your vote.

If you would like to attend the meeting and your shares are held by a broker, bank or other nominee, you must bring to the meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares. You must also bring a form of personal identification. In order to vote your shares at the meeting, you must obtain from the nominee a proxy in your name.

                                            Sincerely,


                                            /s/ Thomas P. Dunne

February 28, 2005                           Chairman and Chief Executive Officer

                                STEELCLOUD, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 12, 2005
                    TO THE SHAREHOLDERS OF STEELCLOUD, INC.:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of SteelCloud, Inc. (the "Company"), will be held at 10:00 a.m. on May 12, 2005, at the principal executive offices of the Company located at 14040 Park Center Road, Herndon, Virginia 20171, for the following purposes:

      1. To elect one Class I director to serve for the following three years and until their successors are duly elected and qualified;

      2. To approve the appointment of Grant Thornton LLP as independent accountants of the Company for the fiscal year ending October 31, 2005;

      3. To consider and transact such other business as may properly and lawfully come before the Annual Meeting or any adjournment thereof.

All of the foregoing is more fully set forth in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 17, 2005, as the record date for the determination of the shareholders entitled to notice of and to vote at the annual meeting and any adjournments or postponements thereof. Only holders of record of the Company's common stock on the record date are entitled to vote at the meeting. A list of such shareholders will be available at the time and place of the meeting and, during the ten days prior to the meeting, at the office of the Secretary of the Company at the above address.

If you would like to attend the meeting and your shares are held by a broker, bank or other nominee, you must bring to the meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares. You must also bring a form of personal identification. In order to vote your shares at the meeting, you must obtain from the nominee a proxy in your name.

You can ensure that your shares are voted at the meeting by signing and dating the enclosed proxy and returning it in the envelope provided. Sending in a signed proxy will not affect your right to attend the meeting and to vote in person. You may revoke your proxy at any time before it is voted by notifying Continental Stock Transfer & Trust Company in writing before the meeting, or by executing a subsequent proxy, which revokes your previously executed proxy. The address for the Continental Stock Transfer & Trust Company is 17 Battery Place, New York, New York 10004.

WHETHER OR NOT YOU EXPECT TO ATTEND, WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

                                           By Order of the Board of Directors


February 28, 2005                          /s/ Thomas P. Dunne
Herndon, Virginia                          Chairman and Chief Executive Officer

                               [STEELCLOUD BANNER]

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 12, 2005

                          ---------------------------

                                 PROXY STATEMENT

                          ---------------------------

The enclosed proxy is solicited on behalf of the Board of Directors of SteelCloud, Inc. (the "Company") for the annual meeting of shareholders (the "Annual Meeting") to be held at 10:00 a.m. on May 12, 2005 at the Company's headquarters, located at 14040 Park Center Road, Herndon, Virginia 20171, or any adjournment or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. These proxy solicitation materials were mailed on or about March 21, 2005 to all shareholders entitled to vote at the meeting.

                               GENERAL INFORMATION

RECORD DATE; OUTSTANDING SHARES

Only shareholders of record at the close of business on March 17, 2005 (the "Record Date"), are entitled to receive notice of and to vote at the Annual Meeting. The outstanding voting securities of the Company as of February 28, 2005 consisted of 13,848,139 shares of common stock, $.001 par value. For information regarding stock ownership by management and holders of more than 5% of the outstanding common stock, see "Securities Ownership of Certain Beneficial Owners and Management."

VOTING OF PROXIES AND REVOCABILITY

All shares presented by properly executed proxies will be voted in accordance with the specifications on the proxy. IF NO SUCH SPECIFICATIONS ARE MADE ON AN EXECUTED PROXY, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINESS FOR DIRECTORS LISTED UNDER THE CAPTION "ELECTION OF DIRECTORS"AND FOR THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDED OCTOBER 31, 2005. A stockholder who has given a proxy pursuant to this proxy solicitation may revoke it at any time before it is exercised by giving written notice thereof prior to the meeting to the Company's transfer agent, Continental Stock Transfer & Trust Company, or by signing and returning a later dated proxy, or by voting in person at the meeting. Sending in a signed proxy will not affect a stockholder's right to attend the meeting and vote in person. However, mere attendance at the meeting will not, in and of itself, have the effect of revoking the proxy.

The Company has not received any shareholder proposals for inclusion in this proxy statement. If any other matter or matters are properly presented for action at the meeting, the persons named in the enclosed proxy card and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, unless such authorization is withheld.

If you would like to attend the meeting and your shares are held by a broker, bank or other nominee, you must bring to the meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares. You must also bring a form of personal identification. In order to vote your shares at the meeting, you must obtain from the nominee a proxy in your name.

REQUIRED VOTE

The holder of each outstanding share of common stock as of the record date is entitled to one vote on each matter to be voted on at the Annual Meeting. With respect to the election of directors, the holder of each outstanding share of common stock as of the record date is entitled to one vote for as many persons as there are directors to be elected, however shareholders do not have a right to cumulate their votes for directors. The candidates for election as directors will be elected by the affirmative vote of a plurality of the shares of common stock present in person or by proxy and actually voting at the meeting. The affirmative vote of a majority of shares of common stock of the Company voted at the meeting in person or by proxy is required for the approval of Grant Thornton to act as the independent accountants for the fiscal year ending October 31, 2005 and for any other matter that may properly come before the meeting.

THE MATTERS TO BE CONSIDERED AT THE MEETING ARE OF GREAT IMPORTANCE AND THE SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

SOLICITATION OF PROXIES

The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telecopy, or electronic mail. We have hired Continental Stock Transfer & Trust Company to assist in the solicitation process. The Company estimates the cost of solicitation to be $1,800.00.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting, who will determine whether or not a quorum is present. The presence in person or by proxy of shareholders entitled to vote a majority of the outstanding shares of common stock will constitute a quorum. Shares represented by a proxy or in person at the meeting, including shares represented by proxies that reflect abstentions, will be counted as present in the determination of a quorum. An abstention as to any particular matter, however, does not constitute a vote "for" or "against" such matter. "Broker non-votes" (i.e. where a broker or nominee submits a proxy specifically indicating the lack of discretionary authority to vote on a matter) will be treated in the same manner as abstentions.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Proposals of shareholders of the Company, which are intended to be presented, by such shareholders at the Company's 2005 annual meeting must be received by the Company no later than February 15, 2006 in order to be included in the proxy statement and form of proxy relating to that meeting. Any such proposal should be addressed to the Company's Chief Financial Officer and delivered to the Company's principal executive offices at 14040 Park Center Road, Herndon, Virginia 20171.

ANNUAL REPORT

The Company's Annual Report to Shareholders, which includes its Annual Report on Form 10-K for the fiscal year ended October 31, 2004, is enclosed with this Proxy Statement. The Annual Report contains financial and other information about the activities of the Company, but is not incorporated into this Proxy Statement and should not be considered to be part of the proxy soliciting materials.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

GENERAL

The Directors of the Company are divided into three classes with staggered terms. Two Directors, the Class II Directors, were elected at the 2002 Annual Meeting to serve three-year terms and until their successors are elected and duly qualified. Two Directors, the Class III Directors, were elected at the 2003 Annual Meeting to serve three-year terms. Jay Kaplowitz has been nominated by the Board of Directors for re-election to the Board of Directors as a Class I Director at the 2004 Annual Meeting. Unless authorization is withheld, the persons named, as proxies will vote FOR the election of the nominees of the Board of Directors named above. Each nominee has agreed to serve if elected. In the event that any nominee shall unexpectedly be unable to serve, the proxies will be voted for such other person as the Board of Directors may designate.

In fiscal year 2004, the Board of Directors met 6 times. All directors attended at least 75% of the meetings.

SHAREHOLDER VOTE REQUIRED

The affirmative vote of a plurality of shares of common stock present in person or by proxy at the Annual Meeting will be required to approve the appointment of each director.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR"
                             EACH OF THE NOMINEES.

DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is certain information regarding the directors, including the nominees, and executive officers of the Company:

--------------------------------------------------------------------------------
Name                                  Age     Position
--------------------------------------------------------------------------------
Thomas P. Dunne                       62      Chairman of the Board, Chief
                                              Executive Officer, Class III
                                              Director
--------------------------------------------------------------------------------
Brian Hajost                          48      Chief Operating Officer
--------------------------------------------------------------------------------
Kevin M. Murphy                       33      Chief Financial Officer, Vice
                                              President of Administration and
                                              Assistant Secretary
--------------------------------------------------------------------------------
Jay Kaplowitz                         58      Class I Director (Nominee)
--------------------------------------------------------------------------------
James Bruno                           68      Class II Director
--------------------------------------------------------------------------------
VADM E. A. Burkhalter, Jr. USN        76      Class II Director
--------------------------------------------------------------------------------
Benjamin Krieger                      66      Class III Director
--------------------------------------------------------------------------------

All Directors are elected to staggered three-year terms. Each Director holds office until a successor is elected and qualified unless the Director dies, resigns, or is removed from office. Executive officers hold office until their successors are chosen and qualified, subject to earlier removal by the Board of Directors. There are currently five Directors on the Company's Board of Directors and two vacant Board seats, which was created by the resignation of Edward Spear, the Company's former President, Chief Operating Officer and Director, on December 4, 2003 and the resignation of Richard Prins, Director, on February 27, 2004. The Company intends to fill one or both of these vacant seats in the future. Set forth below is a biographical description of each Director and Officer of the Company:

THOMAS P. DUNNE has been Chairman and Chief Executive Officer of SteelCloud, Inc. since he founded the Company in 1987. Mr. Dunne was elected to serve as a member of the executive committee of the Company's Board of Directors in January 2004. From 1982 to 1987, Mr. Dunne was the Director of Sales of Syntrex, Inc., a corporation that manufactured computer software appliances and servers to the legal profession. Prior thereto, Mr. Dunne spent 12 years with the computer division of Perkin Elmer Corporation, where he held the position of Director of North American Sales.

BRIAN H. HAJOST has been Chief Operating Officer since December 2003. Prior thereto he was Executive Vice President in charge of sales, marketing and investor relations since June 2001. Mr. Hajost has spent 23 years in high tech, the last 15 years in the enterprise software field. He has held various executive and management jobs with TREEV, CheckFree/SSI, Wang, GEISCO, and Docutel/Olivetti. Mr. Hajost graduated with a Bachelor of Science degree in Industrial Marketing from Miami University, Oxford, Ohio.

KEVIN M. MURPHY has been Chief Financial Officer and Vice President of Administration since January 2004. Prior to his current position, he was Vice President of Finance and Administration and Assistant Secretary of the Company since May 2000. Prior thereto, he served as Chief Accounting Officer and Controller of the Company. Prior to joining the Company, Mr. Murphy was employed by Ernst & Young, LLP where he served as a manager in the audit practice. Mr. Murphy holds a Bachelor of Business Administration degree from James Madison University. He is also a Certified Public Accountant.

JAY M. KAPLOWITZ has been a Class I Director since September 2000. Mr. Kaplowitz was elected to serve as a member of the compensation committee of the Company's Board of Directors in January 2004. Mr. Kaplowitz is a founding partner of the law firm Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP, the Company's Securities Counsel in the United States. Mr. Kaplowitz has more than thirty years experience in corporate, banking and securities law. He has negotiated and structured numerous financial and business transactions and has extensive expertise in public and private equity and debt offerings. Mr. Kaplowitz is a manager member of Formula Capital, LLC, a private equity fund and is on the board of several private companies. He received a JD from Boston University, and a BA from Brooklyn College, City University of New York.

JAMES BRUNO has been a Class II Director of the Company since September 2000. Mr. Bruno was elected to serve as a member of each of the executive committee and the audit committee of the Company's Board of Directors in January 2004. Mr. Bruno was formerly President of Syntrex Corporation, prior to which he served as President of the Computer Division of Perkin Elmer Corporation. He had formerly served in various management positions with Electronic Associates, Inc. Mr. Bruno has extensive experience in the computer industry, as well as corporate acquisitions. He has served as a consultant to SteelCloud, Inc. in 1998 and 1997.

VICE ADMIRAL E. A. BURKHALTER, JR., USN (RET.) has been a Class II Director of the Company since January 1997. Mr. Burkhalter was elected to serve as a member of each of the audit committee and the compensation committee of the Company's Board of Directors in January 2004. Mr. Burkhalter is currently the President of Burkhalter Associates, Inc.; a consulting firm providing services in the areas of international and domestic strategy, management policy and technology applications, for both government and industry. Mr. Burkhalter spent 40 years as a member of the United Stated Navy, during which time he held several positions, including Director of Strategic Operations for the Chairman of the Joint Chiefs of Staff. He is currently a member to the Defense Intelligence Agency Leadership Council. He is also a trustee of the US Naval Academy Foundation, and a trustee of the Benedictine Foundation.

BENJAMIN KRIEGER has been a Class III Director of the Company since September 1999. Mr. Krieger was elected to serve as a member of each of the executive committee and the audit committee of the Company's Board of Directors in January 2004. Mr. Krieger is currently a partner with WhiteKnight Solutions, LLC, a business consulting firm that specializes in acquisitions, divestitures and strategic alliances. Mr. Krieger was formerly a partner with Corporate Development International, an international company search firm, where he specialized in the pulp and paper, packaging, graphic arts and distribution industries. Prior to CDI, he was President, CEO and a Director of Ris Paper Company. Mr. Krieger began his career with the Mead Corporation where he was promoted through the Company during his 25-year tenure

The Board has determined that Messrs. Bruno, Krieger, Kaplowitz, and VADM Burkhalter are independent directors as defined in Nasdaq Marketplace Rule 4200.

COMMITTEES OF THE BOARD

During the fiscal year ended October 31, 2004, the Board of Directors held a total of six (6) meetings. No incumbent director attended less than 75% of the aggregate of all meetings of the Board of Directors and any committees of the Board on which he served, if any, during the fiscal year ended October 31, 2004.

The Audit Committee appoints and provides for the compensation of the Company's independent auditors; oversees and evaluates the work and performance of the independent auditors; reviews the scope of the audit; considers comments made by the independent auditors with respect to accounting procedures and internal controls and the consideration given thereto by the Company's management; approves all professional services to be provided to the Company by its independent auditors; reviews internal accounting procedures and controls with the Company's financial and accounting staff; oversees a procedure that provides for the receipt, retention and treatment of complaints received by the Company and of confidential and anonymous submissions by employees regarding questionable accounting or auditing matters; and performs related duties as set forth in applicable securities laws, Nasdaq corporate governance guidelines, and the Audit Committee charter. The Board functions pursuant to the Audit Committee charter adopted by the Board in fiscal 2001. The Audit Committee met four (4) times during the fiscal year ended October 31, 2004. The Board has determined that all current members of the Audit Committee are independent directors under the rules of the Nasdaq Stock Market and each of them is able to read and understand fundamental financial statements. In addition, at least one member of the Audit Committee has past employment experience as a chief executive officer or other senior officer with financial oversight responsibilities, which results in the individual's financial sophistication as set forth in the rules of the Nasdaq Stock Market. In January 2004, the Board elected James Bruno, VADM Burkhalter and Benjamin Krieger to serve on the audit committee during fiscal 2004.

The Compensation Committee has such powers as may be assigned to it by the Board of Directors from time to time and is currently charged with, among other things, determining compensation packages for the Chief Executive Officer, Chief Operating Officer and Chief Financial officer of the Company, establishing salaries, bonuses and other compensation for the Company's executive officers and with administering the Company's 1997 and 2002 Incentive Stock Option Plans (the "Stock Option Plans"), the Company's 1998 Employee Stock Purchase Plan (the "1998 Purchase Plan"), and recommending to the Board of Directors changes to such plans. The Compensation Committee met once during fiscal 2004. In January 2004, the Board elected VADM Burkhalter, Jay Kaplowitz and Ben Krieger to serve on the Compensation Committee for fiscal 2004. The Board has determined that all current members of the Compensation Committee are independent directors under the rules of the Nasdaq Stock Market.

The Board of Directors has an Executive Committee (the "Executive Committee"), the members of which are Thomas P. Dunne, James Bruno and Benjamin Krieger. Brian Hajost and Kevin Murphy were appointed as advisors to the Executive Committee in January 2004 by the Board of Directors. The Executive Committee has such powers as may be assigned to it by the Board of Directors from time to time and is currently charged with, among other things, recommending to the Board of Directors the criteria for candidates to the Board of Directors, the size of the Board of Directors, the number of committees of the Board of Directors and their sizes and functions, and the nomination and selection of Board of Directors' candidates and committee members and rotation of committee members. In addition, the Executive Committee is responsible for establishing and implementing an annual evaluation process for the chief executive officer and the Board of Directors and periodically assessing the overall composition of the Board of Directors to ensure an effective membership mix and, when appropriate, recommending to the Board of Directors a chief executive officer succession plan and succession process. The Executive Committee met twice during fiscal 2004. The Board intends to establish a nominating committee in connection with or prior to its 2004 Annual Meeting of shareholders to be held in 2005, which as per the Nasdaq Rules is required to consist solely of independent directors.

COMPENSATION OF DIRECTORS

In September 2000, the Company granted each of its outside Directors a stock option to purchase 50,000 shares of the Company's common stock at an exercise price of $1.22 per share. The Company believes the exercise price of $1.22 per share was the fair market value at the time of the grants. In August 2001, the Company granted each of its outside Directors a stock option to purchase 50,000 shares of the Company's common stock at an exercise price of $0.66 per share. The Company believes the exercise price of $0.66 per share was the fair market value at the time of the grants. In January 2003, the Company granted each of its outside Directors a stock option to purchase 25,000 shares of the Company's common stock at an exercise price of $1.05 per share. The Company believes the exercise price of $1.05 per share was the fair market value at the time of grants. In June 2004, the Company granted each of its outside Directors a stock option to purchase 10,000 shares of the Company's common stock at an exercise price of $2.31 per share. The Company believes the exercise price of $2.31 per share was the fair market value at the time of the grants. All of the options granted to the outside directors were pursuant to the Company's 1997 and 2002 Stock Option Plans described below.

On February 24, 2005, the Board of Directors of SteelCloud, Inc. decided to (i) increase the compensation of Directors for attending Board of Director meetings to $1,000 per meeting attended and (ii) increase the Audit Committee member compensation for attending Audit Committee meetings to $500 per meeting attended; Audit Committee members shall be entitled to receive a total of $1,500 in their capacity as both a Director and Audit Committee member. Prior to this date, SteelCloud did not pay cash compensation to any Director for acting in such capacity, except for nominal sums for attending Board of Directors meetings and reimbursement for reasonable expenses in attending those meetings.

The increased compensation of Directors and Audit Committee members is to be approved and deemed effective at the next meeting of the Board of Directors, which is scheduled for March 8, 2005.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding compensation paid by the Company during each of the last three fiscal years to the Company's Chief Executive Officer and to each of the Company's executive officers who were paid in excess of $100,000 ("Named Officers").

                       SUMMARY COMPENSATION TABLE

---------------------------------------------------------------------------------------------------
      NAME AND PRINCIPAL POSITION                       ANNUAL COMPENSATION
---------------------------------------------------------------------------------------------------
                                                                                  NUMBER OF OPTIONS
                                               YEAR     SALARY ($)   BONUS($)          GRANTED
---------------------------------------------------------------------------------------------------
Thomas P. Dunne                                2004      $250,000        -0-           300,000
Chairman and Chief Executive Officer           2003      $240,000        -0-
                                               2002      $240,000        -0-            40,000
---------------------------------------------------------------------------------------------------
Kevin M. Murphy                                2004      $170,000    $20,000           100,000
Chief Financial Officer, Vice President of     2003      $163,333        -0-                 0
  Administration and Assistant Secretary       2002      $150,000        -0-            20,000
---------------------------------------------------------------------------------------------------
Brian H. Hajost                                2004      $200,000        -0-           100,000
Chief Operating Officer                        2003      $170,000        -0-
                                               2002      $170,000        -0-            16,000
---------------------------------------------------------------------------------------------------

                        OPTION GRANTS IN LAST FISCAL YEAR

The Company issued 300,000 stock options to Thomas P. Dunne and 100,000 stock options to each Kevin M. Murphy and Brian H. Hajost during fiscal 2004. The options granted to the officers during fiscal 2004 were at or exceeded fair market value at the time of the grants.

                          FISCAL YEAR-END OPTION VALUES

The following table sets forth certain information concerning the number of shares covered by both exercisable and unexercisable stock options as of October 31, 2004. Also reported are values of "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company's Common Stock as of October 31, 2004.

----------------------------------------------------------------------------------------------
                         NUMBER OF SHARES SUBJECT                  VALUE OF IN-THE-MONEY
                         TO UNEXERCISED OPTIONS AT                 OPTIONS AT FISCAL YEAR
                              FISCAL YEAR-END                              END (1)
----------------------------------------------------------------------------------------------
     NAME             EXERCISABLE        UNEXERCISABLE        EXERCISABLE        UNEXERCISABLE
----------------------------------------------------------------------------------------------
Thomas P. Dunne         190,000             350,000             $214,300            $60,500
----------------------------------------------------------------------------------------------
Kevin M. Murphy          60,000             100,000              $48,400                 --
----------------------------------------------------------------------------------------------
Brian H. Hajost          62,500             162,500             $104,995            $91,875
----------------------------------------------------------------------------------------------

----------
(1) Based on the closing price of the Company's Common Stock of $2.02 per share on October 29, 2004.

EMPLOYMENT AGREEMENTS

The Company has an employment agreement with Thomas P. Dunne. The agreement for Mr. Dunne has a term of three years commencing April 1997 and automatically renews for additional one year terms unless terminated by either the Company or the employee. The agreement provides for a $240,000 salary and a bonus at the discretion of the Company's Board of Directors. The bonus may not exceed the lesser of 5% of the Company's pre-tax income for the preceding fiscal year or $250,000.

The Company has an employment agreement with Kevin M. Murphy. The agreement for Mr. Murphy has a term of three years commencing June 8, 2004 and automatically renews for additional one year terms unless terminated by either the Company or the employee. The agreement provides for a $170,000 salary and a bonus at the discretion of the Company's Board of Directors.

The Company has an employment agreement with Brian H. Hajost. The agreement for Mr. Hajost has a term of three years commencing June 8, 2004 and automatically renews for additional one year terms unless terminated by either the Company or employee. The agreement provides for a $200,000 salary and a bonus at the discretion of the Company's Board of Directors.

INCENTIVE STOCK OPTION PLAN

Under the Company's 1997 Stock Option Plan (the "1997 Option Plan"), options to purchase a maximum of 2,650,000 shares of common stock of SteelCloud, Inc. (subject to adjustments in the event of stock splits, stock dividends, recapitalizations and other capital adjustments) may be granted to employees, officers and directors of the Company and certain other persons who provide services to the Company. As of February 28, 2005 there were 2,370,735 options to purchase shares of common stock outstanding pursuant to the Option Plan.

Under the Company's 2002 Stock Option Plan (the "2002 Option Plan"), options to purchase a maximum of 1,500,000 shares of common stock of SteelCloud, Inc. (subject to adjustments in the event of stock splits, stock dividends, recapitalizations and other capital adjustments) may be granted to employees, officers and directors of the Company and certain other persons who provide services to the Company. As of February 28, 2005 there were 1,500,000 options to purchase shares of common stock available for grant pursuant to the Option Plan.

EMPLOYEE STOCK PURCHASE PLAN

In August, 1998, the Board adopted an Employee Stock Purchase Plan (the "Purchase Plan") whereby employees may purchase Company stock through a payroll deduction plan. The purchase price of the stock is 85% of the market price. All employees, including officers but not directors, are eligible to participate in this plan. All of the Named Officers except for the Chief Executive Officer participated in this plan during fiscal 2004. Executive officers whose stock ownership of the Company exceeds five percent of the outstanding common stock are not eligible to participate in this plan.

RETIREMENT PLANS

The Company established a discretionary contribution plan effective May 1, 1999 (the "401(k) Plan") for its employees who have completed one month of service with the Company. The 401(k) Plan is administered by Fidelity Investments and permits pre-tax contributions by participants pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), up to the maximum allowable contributions as determined by the Code. The Company may match participants' contributions on a discretionary basis. In fiscal 2004, the Company contributed $.50 for each $1.00 contributed by the employee up to a maximum of 6% of the employee's annual compensation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In January 2004, the Board elected VADM Burkhalter, Jay Kaplowitz and Benjamin Krieger to serve on the Compensation Committee for fiscal 2004. All Compensation committee members are independent pursuant to Rule 4200 (a)(14) of the National Association of Securities Dealers, Inc.

BOARD AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended October 31, 2004 with management and has received the written disclosures and the letter from Grant Thornton LLP, the Company's independent auditors, required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committee). The Audit Committee has also discussed with Grant Thornton the Company's audited financial statements for the fiscal year ended October 31, 2004, including among other things the quality of the Company's accounting principles, the methodologies and accounting principles applied to significant transactions, the underlying processes and estimates used by management in its financial statements and the basis for the auditor's conclusions regarding the reasonableness of those estimates, and the auditor's independence, as well as the other matters required by Statement on Auditing Standards No. 61 of the Auditing Standards Board of the American Institute of Certified Public Accountants.

Based on these discussions with Grant Thornton and the results of the audit of the Company's financial statements, the Audit Committee members recommended unanimously to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2004. In January 2004, the Board elected VADM Burkhalter, James Bruno and Benjamin Krieger to serve on the Audit Committee for fiscal 2004, each of which the Board has determined are independent directors under the rules of the Nasdaq Stock Market and each of whom is able to read and understand fundamental financial statements. In addition, at least one member of the Audit Committee has past employment experience as a chief executive officer or other senior officer with financial oversight responsibilities, which results in the individual's financial sophistication as set forth in the rules of the Nasdaq Stock Market.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Company's officer compensation policy is to offer a package that includes a competitive salary, an incentive bonus based upon achievement of the Company's financial objectives and of individual performance goals, and competitive benefits. The Company also encourages broad-based employee ownership of Company stock through an employee stock purchase plan in which key employees, who own less than 5% of the outstanding stock, are eligible to participate. The Company's compensation policy for officers is similar to that for other employees, and is designed to promote continued performance and attainment of corporate and personal goals.

The Compensation Committee of the Board of Directors reviews and approves individual officer salaries, bonus plan financial performance goals and bonus plan allocations. The Committee also reviews guidelines for compensation, bonus, and stock option grants for all employees. Officers of the Company are paid salaries in line with their responsibilities and experience. These salaries are structured to be within the range of salaries paid by competitors in the computer and other relevant industries.

Mr. Dunne, pursuant to his employment agreement is eligible for a financial performance bonus of up to 5% of pre-tax income of the Company, not to exceed $250,000.

STOCK PERFORMANCE GRAPH

The graph below provides an indicator of cumulative total return on the Company's common stock as compared with the Russell 3000 Index and the Nasdaq Computer and Data Index during the period from the first fiscal quarter ending January 2000 through the end of fiscal 2004. The graph shows the value, at the end of each fiscal quarter, or $100 invested in the Company's common stock or the indices in January 2000 and assumes reinvestment of all dividends. The graph depicts the change in the value of the Company's common stock relative to the noted indices as of the end of each fiscal quarter and not for any interim period. Historical stock price performance is not necessarily indicative of future stock performance.

                            STOCK PERFORMANCE CHART

                                  [line graph]


STEELCLOUD, INC. STOCK PERFORMANCE CHART

    MEASUREMENT           STEELCLOUD                            RUSSELL 3000                 NASDAQ
       PERIOD           CLOSING PRICE*    SCLD      R3000 CP       INDEX         NICP         INDEX
---------------------------------------------------------------------------------------------------
  Jan-00............          2.63       100.00      761.730       100.00      2212.470      100.00
  Apr-00............          2.44        92.86      797.060       104.64      2253.900      101.87
  Jul-00............          1.75        66.67      781.090       102.54      2243.840      101.42
  Oct-00............          1.00        38.10      788.020       103.45      1986.810       89.80
  Jan-01............          1.19        45.33      749.980        98.46      1475.980       66.71
  Apr-01............          0.53        20.19      686.120        90.07      1061.150       47.96
  Jul-01............          0.70        26.67      665.490        87.37      1008.740       45.59
  Oct-01............          0.85        32.38      582.220        76.43       821.640       37.14
  Jan-02............          3.23       123.05      625.600        82.13      1004.310       45.39
  Apr-02............          2.87       109.33      604.130        79.31       794.330       35.90
  Jul-02............          1.90        72.38      508.120        66.71       621.100       28.07
  Oct-02............          1.04        39.62      490.950        64.45       622.070       28.12
  Jan-03............          1.04        39.62      476.910        62.61       609.760       27.56
  Apr-03............          1.26        48.00      510.330        67.00       676.330       30.57
  Jul-03............          3.04       115.81      558.520        73.32       800.540       36.18
  Oct-03............          4.49       171.05      596.280        78.28       904.690       40.89
  Jan-04............          3.83       145.90      642.610        84.36       954.230       43.13
  Apr-04............          3.15       120.00      627.710        82.41       848.870       38.37
  Jul-04............          2.08        79.24      622.330        81.70       848.580       38.35
  Oct-04............          2.02        76.95      642.150        84.30       878.530       39.71

Amount invested.....        100.00

* All figures are closing prices.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of the date hereof, with respect to the beneficial ownership of the common stock by each beneficial owner of more than 5% of the outstanding shares thereof, by each director, each nominee to become a director and each executive named in the Summary Compensation Table and by all executive officers, directors and nominees to become directors of the Company. As of the date hereof the Company had 13,848,139 shares of its common stock outstanding. Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

                                                                PERCENTAGE OF
                                       NUMBER OF SHARES OF       OUTSTANDING
          NAME AND ADDRESS OF             COMMON STOCK           COMMON STOCK
          BENEFICIAL OWNER (1)         BENEFICIALLY OWNED     BENEFICIALLY OWNED
          --------------------         ------------------     ------------------

Thomas P. Dunne (2) .................       1,850,321                13.2%
Kevin M. Murphy (3) .................         101,689                   *
Brian Hajost (4) ....................         263,078                 1.9%
James Bruno (5) .....................          78,000                   *
VADM E.A. Burkhalter (6) ............         101,000                   *
Benjamin Krieger (6) ................         100,000                   *
                                                                        *
Jay M. Kaplowitz (6) ................          45,000                   *

                                       -----------------------------------------

All Executive Officers and Directors
  as a Group (8 persons)(2)-(6)......       2,539,088                18.1%

-----------------
      o     persons less than 1%

(1) The address of each of such individuals is c/o SteelCloud, Inc., 14040 Park Center Road, Dulles Virginia 21066.

(2) Includes: (i) 340,000 shares of Common Stock underlying stock options granted pursuant to the 1997 Stock Option Plan, (ii) 144,999 shares of common stock held in trust for Mr. and Mrs. Dunne's children, pursuant to which Mr. Dunne is the Trustee, and (iii) 434,334 shares of Common Stock held by Claudia Dunne, Mr. Dunne's wife, of which Mr. Dunne disclaims beneficial ownership. Does not include 50,000 shares of Common Stock underlying stock options granted pursuant to the 1997 Stock Option Plan, which are not exercisable within the next sixty days from the date hereof.

(3) Includes 60,000 shares of Common Stock underlying stock options granted pursuant to the 1997 Stock Option Plan, all of which are currently exercisable.

(4) Include 125,000 shares of Common Stock underlying stock options granted pursuant to the 1997 Stock Option Plan, all of which are currently exercisable.

(5) Includes 75,000 shares of Common Stock underlying stock options granted pursuant to the 1997 Stock Option Plan, all of which are currently exercisable.

(6) Represents shares of the Company's Common Stock underlying stock options granted pursuant to the 1997 Stock Option Plan, all of which are currently exercisable.

CERTAIN TRANSACTIONS

During the fiscal year ended October 31, 2004, the Company paid $188,400 to Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP in connection with legal services. Mr. Kaplowitz, a member of SteelCloud, Inc.'s Board of Directors, is a partner at Gersten, Savage, Kaplowitz, Wolf & Marcus LLP.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's officers and directors, and persons who own more than 10% of the Company's common stock to file reports of ownership and changes in ownership of the Company's common stock with the Securities and Exchange Commission and Nasdaq. Based solely on a review of the copies of such reports and written representations from the reporting persons that no other reports were required, the Company believes that during the fiscal year ended October 31, 2004, its executive officers, directors and greater than ten percent shareholders filed on a timely basis all reports due under Section 16(a) of the Exchange Act.

            RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS
                             INDEPENDENT ACCOUNTANTS
                                  (PROPOSAL 2)

Subject to ratification by the shareholders, the Board of Directors appointed Grant Thornton LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending October 31, 2004.

FEES PAID TO INDEPENDENT AUDITORS

AUDIT FEES. The aggregate fees billed for the Company's fiscal years ended October 31, 2004 and October 31, 2003 for professional services rendered by the principal accountants for the audit of the Company's annual financial statements and review of financial statements included in Forms 10-Q for services that are normally provided by the accountants in connection with statutory and regulatory filings or engagements for those fiscal years were approximately $119,000 and $98,000, respectively.

AUDIT-RELATED FEES. The aggregate fees billed for the Company's fiscal years ended October 31, 2004 and October 31, 2003 for assurance and related services by the principal accountants that were reasonably related to the performance of the audit or review of the Company's financial statements which are not reported under the "Audit Fees" above were approximately $40,000 and $6,000, respectively. These fees related primarily to acquisition related services and certain equity transactions.

TAX FEES. The aggregate fees billed in each of the fiscal years ended October 31, 2004 and October 31, 2003 for professional services rendered by the principal accountants for tax compliance, tax advice, tax planning were approximately $85,000 and $63,000, respectively, The nature of the services comprising those fees were tax return preparation and filing of amended tax returns based on work performed to analyze the Company's $13.4 mi8llion deferred tax asset.

ALL OTHER FEES. No fees were billed in either of the fiscal years ended October 31, 2004 and October 31, 2003 for products and services provided by the principal accountants other than the services reported above.

The Audit Committee is responsible for reviewing the terms of any proposed engagement of the independent auditor for non-audit services and for pre-approving all such engagements. In providing any pre-approval, the Audit Committee considers whether the services to be approved are consistent with the SEC's rules on auditor independence. All of the services described under the caption "Fees Paid to Independent Auditors" were approved by the Audit Committee.

Fiscal 2004 was the third year that Grant Thornton LLP has audited the Company's financial statements.

A representative of Grant Thornton LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement, and will be available to respond to appropriate questions from shareholders.


SHAREHOLDER VOTE REQUIRED

The affirmative vote of the holders of a majority of the Company's common stock represented and voting at the meeting will be required to ratify the Board of Director's selection of Grant Thornton LLP.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY GRANT THORNTON, LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE ENSUING YEAR.

                                  OTHER MATTERS

There is no reason to believe that any other business will be presented at the Annual Meeting; however, if any other business should properly and lawfully come before the Annual Meeting, the proxies will vote in accordance with their best judgment.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            /s/ Thomas P. Dunne
                                            Chairman and Chief Executive Officer

February 28, 2005
Herndon, Virginia